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                                                                   Exhibit 10.17

December 21, 2006

Mr. Bernard Mariette
Quiksilver, Inc.
15202 Graham Street
Huntington Beach, California
92649

     RE: AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Bernard:

Reference is made to your Employment Agreement ("Agreement") dated May 25, 2005 by and between Quiksilver, Inc. ("Quiksilver") and you. Capitalized terms used in this letter and not defined herein shall have the meaning ascribed to them in the Agreement.

This letter amends the Agreement as follows:

1.   The parties agree to add clause 9(e) to the Agreement as follows:

"(e) Notwithstanding the foregoing, to the extent the Company reasonably determines that any payment or benefit under this Agreement is subject to
Section 409A of the U.S. Internal Revenue Code, such payment or benefit shall be made at such times and in such forms as the Company reasonably determines are required to comply with Code Section 409A (including, without limitation, in the case of a "specified employee" within the meaning of Code Section 409A, any payments that would otherwise be made during the six-month period following separation of service will be paid in a lump sum after the end of the six-month period) and the Treasury Regulations and the transitional relief thereunder; provided, however, that in no event will the Company be required to provide you with any additional payment or benefit in the event that any of your payments or benefits trigger additional income tax under Code Section 409A or in the event that the Company changes the time or form of your payments or benefits in accordance with this paragraph."

Except as expressly amended by this letter, the terms, conditions, covenants and agreements contained in the Agreement remain unaffected by this letter and continue in full force and effect. This letter is intended by the parties to satisfy the requirement in clause 13 of the Agreement that any modification or amendment to the Agreement be in writing and signed by both parties. Further, this letter and the Agreement constitute the entire agreement between the parties with respect to the subject matter set forth herein and therein and supercede all other agreements, proposals, oral or written statements. Please confirm your agreement by signing and returning one copy of this letter to the undersigned, whereupon this letter will become a binding agreement between the parties.

Very truly yours,


By:
    ---------------------------------
Name: Charles Exon
Title: Secretary and General Counsel
       Executive Vice President
       Business and Legal Affairs -
       International

Accepted and agreed to this ____ day of ____________, 2006


By:
    ---------------------------------
Name: Bernard Mariette
Title: President